EXHIBIT 3(f)

                    AMERICAN WATER WORKS COMPANY, INC.

                                  BY-LAWS

                          ADOPTED APRIL 16, 1970

                       AS AMENDED TO MARCH 5, 1998


                                 ARTICLE I
                                 ---------

                                SHAREHOLDERS
                                ------------

     Section 1. [As amended January 2, 1986 and further amended July 6, 1989] The annual meeting of the stockholders of the Corporation shall be held at its office at 1025 Laurel Oak Road, Voorhees, New Jersey, on the first Thursday in May of each year (or if said day be a legal holiday, then on the next succeeding day not a holiday), at eleven o'clock in the forenoon, daylight saving time or standard time whichever shall be legally in effect in the Township of Voorhees, New Jersey, on that date, or on such other date or at such other time or at such other place within the continental United States as may be designated in the notice of the annual meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

     Section 2. [As amended July 6, 1989] Special meetings of the stockholders may be held upon call of the Board of Directors or the Executive Committee or the Chairman of the Board or the President or the holders of the outstanding shares of the Corporation that would be entitled to cast a majority of the votes on the matter or matters to be considered at the special meeting, at such place and at such time and date as may be fixed by the body or person or persons giving such call, and as may be stated in the notice setting forth such call.

     Section 3. [As amended July 6, 1989] Notice of the place, time and date of every meeting of stockholders shall be delivered personally or mailed at least ten days prior thereto to each stockholder of record entitled to vote at such meeting at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law.

     Section 4. Except as otherwise provided by law or in the Certificate of Incorporation, as amended, of the Corporation, at all meetings of the stockholders the presence in person or the representation by proxy of the holders of the outstanding shares that would be entitled to cast at least a majority of votes on a particular matter shall constitute a quorum for the purpose of considering such matter. If there be no such quorum present for considering a particular matter, the meeting on such matter may be adjourned from time to time, by vote of a majority of those present or represented and entitled to vote on such matter, without notice other than by announcement at the meeting, until such a quorum be present.

     Section 5. Meetings of the stockholders shall be presided over by the Chairman of the Board, the Vice Chairman of the Board or the President or, if none of such officers is present, by a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, a person appointed by the Chairman of the meeting shall act as secretary of the meeting.

     Section 6. Any stockholder entitled to vote at any meeting of stockholders may so vote in person or by proxy, but no proxy shall be acted upon after three years from its date, unless such proxy provides for a longer period.

     Section 7. [As amended January 2, 1986 and further amended March 5, 1992] At all elections of directors by the stockholders of the Corporation, each stockholder shall be entitled to vote as provided in the Certificate of Incorporation, as amended, of the Corporation. The Chairman of the Board or the chairman of each meeting at which directors are to be elected shall appoint an inspector of election, unless such appointment shall be unanimously waived by those stockholders present or represented by proxy at the meeting and entitled to vote at the election of directors. No director or candidate for the office of director shall be appointed as such inspector. Before undertaking his duties at any such meeting, the inspector shall take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting, with strict impartiality and according to the best of his ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

     Section 8. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, or such other action.

     Section 9. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

                                ARTICLE II
                                ----------

                            BOARD OF DIRECTORS
                            ------------------

     Section 1. (a) [As amended January 16, 1975 and further amended May 4, 1989, March 5, 1992 (effective May 7, 1992), September 4, 1997 and March 5, 1998 (effective May 7, 1998)] The Board of Directors shall consist of eleven directors, but the number of directors may be increased or decreased from time to time, within the limits as to the number specified in the Certificate of Incorporation, as amended, of the Corporation, in the manner hereinafter provided for amendment of the by-laws of the Corporation, but subject to Article Eleventh of the Certificate of Incorporation, as amended.

     (b) [As amended January 16, 1975 and further amended March 5, 1992] A majority of the number of directors shall constitute a quorum; provided, however, no amendment of this sentence shall be adopted which is in violation of the provisions of paragraph (h) of Section 1 of Division D of Article FOURTH of the Certificate of Incorporation, as amended.

     (c) [As amended January 16, 1975] Commencing with the annual election of directors in the year 1975, no person shall be qualified to serve as a director of the Corporation unless he is the beneficial holder of at least 100 shares of the common stock of the Corporation.

     (d) [As amended January 16, 1975 and further amended August 26, 1976, December 21, 1978, June 19, 1980, February 16, 1984 (effective June 1,
1984), January 2, 1986 and January 6, 1994] (i) No person shall be eligible for election to the Board of Directors of the Corporation in any year if such person shall be 72 years of age or older on the first day of the year of such election.

          (ii) Each member of the Board of Directors who ceases to be a director for any reason other than death after reaching the age of 65 shall thereupon become a Director Emeritus and shall serve as a Director Emeritus until the date of the second Annual Meeting following the date when such person first became a Director Emeritus. Each Director Emeritus will have the right to receive notice of meetings and to attend meetings of the Board of Directors and of each Committee thereof on which such Director Emeritus was serving immediately prior to becoming a Director Emeritus but will not have the right to vote on matters which come before the Board of Directors or any committee thereof.

     Section 2. Vacancies in the Board of Directors shall be filled by a majority of the remaining directors though less than a quorum and a director so chosen shall hold office until the next annual meeting of the stockholders and until the election and qualification of his successor. In case of any increase in the number of directors as provided in Section 1 of this Article II, the stockholders of the Board of Directors (by a majority of the directors constituting the Board prior to such increase), as the case may be, may, at the meeting at which such increase is voted, or at any adjournment or adjournments thereof, elect such additional directors as shall be required, and the directors so chosen shall hold office until the next annual meeting of the stockholders and until the election and qualification of their respective successors.

     Section 3. Meetings of the Board of Directors shall be held at such place as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board; and special meetings may be held at any time upon the call of the Executive Committee or of the Chairman of the Board or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before the meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such annual meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board.

     Section 4. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate an Executive Committee, to consist of two or more of the directors, as the Board may from time to time determine. The Executive Committee shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided that the Executive Committee shall not have or exercise any such power or powers if and so long as a "two years' default in preferred dividends," as defined in subdivision (f) of
Section 1 of Division D of Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation shall exist. The Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of or to fill vacancies in the said Committee, or to make or amend by-laws of the Corporation. The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it. The Board of Directors shall also have the power to designate one or more alternate members of said Executive Committee, which alternate members shall have power to serve, subject to such conditions as the Board of Directors may prescribe, as a member or members of said Executive Committee during the absence or inability to act of any one or more members of said Committee. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum.

     Section 5. The Board of Directors may also, by resolution or resolutions, passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided that no such committee shall have or exercise any such power or powers if and so long as a "two years' default in preferred dividends," as defined in subdivision
(f) of Section 1 of Division D of Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation shall exist. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the membership of, to fill vacancies in, or dissolve any such committee.

     Section 6. One or more of members of the Board of Directors or any committee thereof may participate in a meeting of the Board or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 7. [As amended January 16, 1975] In addition to reimbursement of his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation, each Director and each Director Emeritus as such, and as a member of the Executive Committee or of any other committee of the Board of Directors, shall be entitled to receive such compensation as may be fixed from time to time by the Board of Directors, subject to any applicable restriction imposed by the Certificate of Incorporation, as amended, of the Corporation.

     Section 8. [As amended February 4, 1987] (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation or a constituent Corporation absorbed in a consolidation or merger or is or was serving at the request of the Corporation or a constituent Corporation absorbed in a consolidation or merger, as a director, officer or employee of another Corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the extent that such person is not otherwise indemnified and to the extent that such indemnification is not prohibited by applicable law. For this purpose the Board of Directors may, and on request of any such person shall be required to, determine in each case whether or not the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if the Board of Directors so directs or if the Board of Directors is not empowered by statute to make such determination. Expenses incurred by an officer, director or employee of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding subject to the provisions of any applicable statute. The obligations of the Corporation to indemnify a director, officer or employee under this Article II, including the duty to advance expenses, shall be considered a contract between the Corporation and such individual, and no modification or repeal of any provision of this Article II shall affect, to the detriment of the individual, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

     (b)  The indemnification and advancement of expenses provided by this
Article II shall not be deemed exclusive of any other right to which one indemnified may be entitled, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

     (c) The Board of Directors shall have the power to (i) authorize the Corporation to purchase and maintain, at the Corporation's expense, insurance on behalf of the Corporation and on behalf of others to the extent that power to do so has been or may be granted by statute, and (ii) give other indemnification to the extent permitted by law.

                                ARTICLE III
                                -----------

                                 OFFICERS
                                 --------

     Section 1. The Board of Directors as soon as may be after its election shall choose a President of the Corporation, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. The President shall be chosen from among the directors. The Board in its discretion may also choose a Chairman of the Board and a Vice Chairman of the Board from among the directors.

     Section 2. The term of office of each officer shall be one year, or until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Board then in office.

     Section 3. [As amended May 17, 1984 (effective June 1, 1984) and further amended May 4, 1988] The Chairman of the Board shall preside at all meetings of the stockholders (except as otherwise provided by statute) and of the Board of Directors, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, but shall not participate in the day-to-day management or operations of the Corporation except as provided in Section 4 of this Article III in the event of a vacancy in the office of President. The Vice Chairman of the Board shall assist the Chairman of the Board in carrying out the Chairman's duties and, in the absence of the Chairman of the Board, shall have the powers and duties of the Chairman of the Board. The Vice Chairman shall also have such other powers and duties as may from time to time be assigned to such officer by the Board of Directors.

     Section 4. The President shall be the chief executive officer of the Corporation and shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal; to appoint and fix the compensation of all employees and agents of the Corporation whose appointment is not otherwise provided for; to remove or suspend such employees or agents as shall not have been appointed by the Board of Directors, and to exercise all the powers usually appertaining to the chief executive officer of a corporation, except those required by statute or by these by-laws to be exercised by another officer. In the absence of the Chairman and the Vice Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors. In the event of a vacancy in the office of President, the powers and duties of the President as chief executive officer of the Corporation shall, without further action of any kind, devolve upon and to the Chairman of the Board. Upon the filling of such vacancy, such powers and duties as chief executive officer shall, without further action of any kind, revert to the President of the Corporation.

     Section 5. The several Vice Presidents shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors or the President, respectively, and, unless their authority be expressly limited, shall act, in the order of their election, in the place of the President, exercising all his powers and performing his duties, during his absence or disability.

     Section 6. Subject to such limitations as the Board of Directors may from time to time prescribe, the other officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. Any officer, agent or employee of the Corporation may be required to give bond for the faithful discharge of his duties, in such sum and with such surety or sureties as the Board of Directors may from time to time prescribe.


                                ARTICLE IV
                                ----------

                           CERTIFICATES OF STOCK
                           ---------------------

     Section 1. [As amended January 2, 1986] The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares in the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his attorney, upon compliance with Section 3 below or upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

     Section 2. [As amended January 8, 1998] The certificates of stock shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation (except that where any such certificate is manually countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile, engraved or printed), shall be sealed with the seal of the Corporation (or shall bear a facsimile of such seal, engraved or printed) and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

     Section 3. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and with such surety, as the Board of Directors in its discretion may require.


                                 ARTICLE V
                                 ---------

                             CORPORATE RECORDS
                             -----------------

     The books and records of the Corporation may be kept outside of Delaware at such other place or places as the Board of Directors may from time to time determine.


                                ARTICLE VI
                                ----------

                            CHECKS, NOTES, ETC.
                            -------------------

     All checks and drafts on the Corporation bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents or other employee or employees as shall be thereunto authorized from time to time by the Board of Directors.


                                ARTICLE VII
                                -----------

                                FISCAL YEAR
                                -----------

     The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.


                               ARTICLE VIII
                               ------------

                              CORPORATE SEAL
                              --------------

     The corporate seal shall have inscribed thereon the name of the Corporation and the words "Incorporated Delaware 1936." In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, and permitted by law, a facsimile thereof may be impressed or affixed or reproduced.

                                ARTICLE IX
                                ----------

                                  OFFICES
                                  -------

     The Corporation and the stockholders and the directors may have offices outside of the State of Delaware at such places as shall be determined from time to time by the Board of Directors.


                                 ARTICLE X
                                 ---------

                                AMENDMENTS
                                ----------

     [As amended May 4, 1989] Subject to the provisions of Section 1 of Division D of Article Fourth and of Article Eleventh of the Certificate of Incorporation, as amended, of the Corporation, the by-laws of the Corporation, regardless of whether made by the stockholders or by the Board of Directors, may be altered, added to, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change is given in the notice of the meeting. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the Certificate of Incorporation, as amended, of the Corporation and the laws of Delaware.